Exhibit 99.1

Volcon Initiates Strategic Bitcoin Treasury Program and Expands Share Repurchase Authorization to $100 Million

Volcon Now Holds Over 3,183 BTC

AUSTIN, Texas – July 25, 2025 - Volcon, Inc. (NASDAQ: VLCN) (the “Company,” “Volcon” or “Empery Digital”) today announced that as of July 25th at 8:00am ET, the Company holds 3,183.37 BTC acquired for an aggregate purchase price of ~$375 million, reflecting an average purchase price of $117,697 per BTC. The Company has also sold various short-term put contracts giving the Company the opportunity to potentially buy additional BTC at $115,000, $116,000 and $117,000 while collecting option premium to reduce the cost of BTC. This aligns well with the Company’s continued BTC acquisition strategy.

“Our treasury strategy reflects our conviction in Bitcoin as a durable, long-term store of value and a powerful treasury reserve asset,” said Ryan Lane, Co-CEO of Volcon. “As a continuous aggregator of BTC, we will leverage our team’s decades of hedge fund experience to implement creative ways to lower the effective purchase price of BTC as we look to offer investors the most efficient, least dilutive, and lowest-cost means of gaining exposure to Bitcoin through the public equity market treasury structure.”

Additionally, the Company announced that its board of directors has authorized an increase in the current stock repurchase program. Volcon is now authorized to repurchase up to $100 million of the Company’s outstanding shares of common stock, par value $0.00001, over the next 24 months. This repurchase program enables the Company the flexibility to support the NAV per share and potentially add BTC per share at share prices below NAV.

The shares may be repurchased from time to time in open market transactions at prevailing market prices, in privately negotiated transactions, or by other means in accordance with federal securities laws. The actual timing, number and value of shares repurchased under the program will be determined by management at its discretion and will depend on a number of factors, including the market price of the Company’s common stock, general market and economic conditions and applicable legal requirements. The Company’s board of directors will review the implementation of the share repurchase program periodically and may modify, suspend or terminate the share repurchase program as it shall deem necessary or desirable. The Company expects to fund any repurchases out of its existing cash balance.

About Volcon

Effective as of July 17, 2025, the Company adopted a bitcoin treasury strategy with the goal of becoming a leading, low cost, capital efficient, globally trusted aggregator of Bitcoin. Volcon was founded as the first all-electric power sports company sourcing high-quality and sustainable electric vehicles for the outdoor community. Volcon electric vehicles are the future of off-roading, not only because of their environmental benefits but also because of their near-silent operation, which allows for a more immersive outdoor experience.

Volcon Contacts

For Media: media@volcon.com
For Dealers: dealers@volcon.com
For Investors: investors@volcon.com
For Marketing: marketing@volcon.com

For Digital: digital@volcon.com

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Forward-Looking Statements

This press release includes forward-looking statements. These forward-looking statements generally can be identified by the use of words such as "anticipate," "expect," "plan," "could," "may," "will," "believe," "estimate," "forecast," "goal," "project," and other words of similar meaning. These forward-looking statements address various matters including statements relating to the potential timing and applicable prices of any repurchases or common stock by the Company and the anticipated benefits of the repurchase program. Each forward-looking statement contained in this presentation is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Applicable risks and uncertainties include, among others, the risk that the proposed transactions described herein may not be completed in a timely manner or at all; failure to realize the anticipated benefits of the Private Placements and related transactions, including the proposed digital asset treasury strategy; changes in business, market, financial, political and regulatory conditions; risks relating to the Company's operations and business, including the highly volatile nature of the price of Bitcoin and other cryptocurrencies; the risk that the Company's stock price may be highly correlated to the price of the digital assets that it holds; risks related to increased competition in the industries in which the Company does and will operate; risks relating to significant legal, commercial, regulatory and technical uncertainty regarding digital assets generally; risks relating to the treatment of crypto assets for U.S. and foreign tax purpose, as well as those risks and uncertainties identified in the Appendix to this presentation and those identified under the heading "Risk Factors" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and other information the Company has or may file with the SEC, including those disclosed under Item 8.01 of the Current Report on Form 8-K filed on the date hereof.

We caution investors not to place considerable reliance on the forward-looking statements contained in this presentation. You are encouraged to read our filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The forward-looking statements in this presentation speak only as of the date of this document, and we undertake no obligation to update or revise any of these statements. Our business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.

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